Exhibit 10.41

FIRST AMENDMENT TO PLEDGE AGREEMENT

This First Amendment to Pledge Agreement (“First Amendment”) is made as of August 15, 2011, by and between FOSSIL, INC. (the “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacities as administrative agent for the Lenders and as collateral agent for the Secured Parties (the “Administrative Agent”).

R E C I T A L S:

A. The Pledgor and the Administrative Agent have entered into that certain Pledge Agreement dated as of December 17, 2010 (as modified or amended, the “Pledge Agreement”) pursuant to which the Pledgor pledged and granted a security interest to Administrative Agent in the Collateral as security for the payment and performance of the Obligations, which Collateral includes, without limitation, the Capital Stock of certain Subsidiaries owned by the Pledgor.

B. The Pledgor has recently acquired all of the issued and outstanding Capital Stock of Fossil (East) Limited, which Subsidiary is a Material First-Tier Foreign Subsidiary organized under the laws of the Hong Kong Special Administrative Region. In accordance with Section 9.11(b) of the Credit Agreement, the Pledgor is required to deliver to the Administrative Agent a pledge of, and a security interest in, sixty-five percent (65%) of the total Capital Stock of Fossil (East) Limited as security for the Obligations. The Pledgor and the Administrative Agent desire to amend the Pledge Agreement to effectuate such pledge and security interest.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Exhibit A. Exhibit A of the Pledge Agreement is hereby amended and restated to read in its entirety as set forth on First Amendment Exhibit A attached hereto and incorporated herein by reference.

2. Miscellaneous. This First Amendment shall be part of the Pledge Agreement, the terms of which are incorporated herein. Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Pledge Agreement (or, if not defined in the Pledge Agreement, shall have the same meanings as referred to in the Pledge Agreement). This First Amendment may be executed in counterparts, which counterparts, when so executed and delivered, shall together constitute but one original. Any signature to a counterpart transmitted via facsimile or electronically shall be effective as an original.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be effective as of the date above written.

THE PLEDGOR: FOSSIL, INC.

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	EVP and CFO

THE PLEDGED SUBSIDIARIES: FOSSIL EUROPE B.V.

By:	/s/ Hans-Peter Gehmacher
Name:	Hans-Peter Gehmacher
Title:	Managing Director

SWISS TECHNOLOGY HOLDING GMBH

By:	/s/ Hans-Peter Gehmacher
Name:	Hans-Peter Gehmacher
Title:	Chairman

By:	/s/ Martin Frey
Name:	Martin Frey
Title:	Managing Director

FOSSIL (EAST) LIMITED

By:	/s/ Randy Charles Belcher
Name:	BELCHER Randy Charles
Title:	Director

THE ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas J. Krueger
Name:	Thomas J. Krueger
Title:	Senior Vice President

FIRST AMENDMENT EXHIBIT A

EXHIBIT A

CAPITAL STOCK

Owner	Pledged Subsidiary	Class of Capital Stock	No. of Shares, Interests or Units Issued and Outstanding	No. of Shares, Interests or Units Pledged hereunder	Percentage of Total Issued and Outstanding Shares, Interests or Units Pledged hereunder
Fossil, Inc.	Fossil Europe B.V.	Common Equity	32,355	21,031 Capital Shares numbered 1 through and including 21,031, each of a nominal value of NL6100	65%

Fossil, Inc.	Swiss Technology Holding GmbH	Common Equity	Capital Shares of par value CHF 120’000	Capital Share (Stammanteil) no. 1, par value CHF 78’000	65%

Fossil, Inc.	Fossil (East) Limited	Ordinary Shares	10,000, par value HK $1.00 per share	6,500 (currently evidenced by Certificate No. 12), par value HK $1.00 per share	65%